EXECUTION VERSION

GUARANTY AGREEMENT

dated as of

June 23, 2026,

among

CBRE SERVICES, INC.,

CBRE GROUP, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

Table of Contents

Page

ARTICLE I Definitions
SECTION 1.01. Credit Agreement	1
ARTICLE II Guarantee
SECTION 2.01. Guarantee	1
SECTION 2.02. Guarantee of Payment	2
SECTION 2.03. No Limitations, etc.	2
SECTION 2.04. Reinstatement	3
SECTION 2.05. Agreement To Pay; Subrogation	3
SECTION 2.06. Information	3
ARTICLE III [INTENTIONALLY OMITTED]
ARTICLE IV [INTENTIONALLY OMITTED]
ARTICLE V Remedies; Application of Proceeds
SECTION 5.01. Remedies	3
SECTION 5.02. Application of Proceeds	4
ARTICLE VI Indemnity, Subrogation and Subordination
SECTION 6.01. Indemnity and Subrogation	4
SECTION 6.02. [Intentionally Omitted]	4
SECTION 6.03. Subordination	4

i

ii

GUARANTY AGREEMENT dated as of June 23, 2026 (this “Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Guaranteed Parties (as defined in the Credit Agreement (as defined below)).

PRELIMINARY STATEMENT

Reference is made to the 364-Day Revolving Credit Agreement dated as of June 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”).

The Lenders have agreed to extend credit to the Borrower, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings is an affiliate of the Borrower. Each Guarantor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the incurrence by the Credit Parties and their respective Subsidiaries of Guaranteed Hedge Obligations and Guaranteed Cash Management Obligations and is willing to execute and deliver this Agreement in order to induce the Lenders and the other Guaranteed Parties to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) As used herein, “Guarantors” means Holdings and, except as to its own obligations, the Borrower.

(b) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(c) The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees as a primary obligor and not merely as a surety, the due and punctual payment and performance of the

Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Credit Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, etc. (a) Except for termination of any Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; (iv) any law, regulation, decree or order of any jurisdiction or any other event, to the extent such Guarantor can lawfully waive application thereof; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Credit Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Credit Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Guaranteed Parties may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Credit Party or exercise any other right or remedy available to them against the Borrower or any other Credit Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Credit Party, as the case may be.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the bankruptcy or reorganization of the Borrower, any other Credit Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Credit Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and any other Credit Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Guaranteed Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

Remedies; Application of Proceeds

SECTION 5.01. Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. Subject to Article X of the Credit Agreement in all respects, upon any Event of Default which results in the Administrative Agent taking the actions and making the declaration described in Section 10.2(a) of the Credit Agreement, the Administrative Agent may proceed directly and at once against any Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations then due in accordance with Article II hereof, without first proceeding against the Borrower or any other guarantor of the Guaranteed Obligations, or joining the Borrower or any other guarantor in any proceeding against such Guarantor.

SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or enforcement against any Guarantor following any Event of Default in accordance with Section 10.4 of the Credit Agreement.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as each Guarantor may have under applicable law (but subject to Section 6.03), the Borrower agrees that in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

SECTION 6.02. [Intentionally Omitted].

SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of each Guarantor under Section 6.01 and all other rights of indemnity or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower to make the payments required by Section 6.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.1 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to such Guarantor in care of the Borrower as provided in Section 12.1 of the Credit Agreement.

SECTION 7.02. Rights Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee of all or any of the Guaranteed Obligations, or

(d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Guaranteed Party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Credit Party party hereto when a counterpart hereof executed on behalf of such Credit Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Credit Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Credit Party, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Credit Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Credit Party party hereto and may be amended, modified, supplemented, waived or released with respect to such Credit Party without the approval of any other Credit Party and without affecting the obligations of any other Credit Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable and documented expenses, including the reasonable fees, disbursements and other charges of one single firm of counsel and of any experts or agents, which the Administrative Agent may incur in connection with (i) the preparation and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder or (iii) the failure of any Guarantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 12.3 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements, of one single firm of counsel, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, a single firm of counsel for all affected Indemnitees, any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Credit Party or any of their respective Affiliates, and regardless of whether or not any Indemnitee is a party thereto, relating to, arising out of, in connection with, or as a result of the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or any of its Subsidiaries has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. To the extent permitted by law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations hereunder. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Guaranteed Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. [Intentionally Omitted].

SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 7.09(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 12.2 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the Credit Parties party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Credit Parties party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 7.14(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.15. Termination. (a) This Agreement and the guarantee hereunder shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement and no payment of any amounts outstanding and due under any Hedge Agreement is in default.

(b) In connection with any termination pursuant to Section 7.15(a), the Administrative Agent shall execute and deliver to each Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Administrative Agent or any Guaranteed Party.

SECTION 7.16. Additional Credit Parties. (a) Pursuant to Section 12.9(f) of the Credit Agreement, the Borrower may designate certain Subsidiary Borrowers as additional borrowers under the Credit Agreement. The Administrative Agent may amend this Agreement to make any technical, administrative or operational changes related thereto that the Administrative Agent, after consultation with the Borrower, decides may be appropriate.

(b) Pursuant to Section 8.7 of the Credit Agreement, certain Subsidiaries may be required from to time to enter into a Subsidiary Guaranty Agreement or supplement thereto. The Administrative Agent may amend this Agreement to make any technical, administrative or operational changes related thereto that the Administrative Agent, after consultation with the Borrower, decides may be appropriate.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CBRE SERVICEs, INC., as the Borrower and as a Guarantor
By
/s/ Daniel McCulley
Name: Daniel McCulley
Title: Senior Vice President and Global Treasurer

CBRE GROUP, INC., as a Guarantor
By
/s/ Daniel McCulley
Name: Daniel McCulley
Title: Senior Vice President and Global Treasurer

[Signature Page to Guaranty Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
by
/s/ David Cruz
Name: David Cruz
Title: Executive Director

[Signature Page to Guaranty Agreement]